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                                                                    EXHIBIT 4.2

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                       OTHER SPECIAL RIGHTS OF PREFERRED
                    STOCK AND QUALIFICATIONS, LIMITATIONS
                          AND RESTRICTIONS THEREOF
                                      OF
                         12 3/8% SENIOR EXCHANGEABLE
                           PREFERRED STOCK DUE 2010
                                      AND
                     12 3/8% SERIES B SENIOR EXCHANGEABLE
                           PREFERRED STOCK DUE 2010
                                      OF
                       PACKAGING CORPORATION OF AMERICA

                            -------------------------

                          Pursuant to Section 151 of the
                   General Corporation Law of the State of Delaware

                            -------------------------

     Packaging Corporation of America (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article Four of its Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company has duly approved and adopted the following resolution (this "CERTIFICATE OF DESIGNATIONS"), which resolution remains in full force and effect on the date hereof:

     RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of 1,100,000 shares of 12 3/8% Senior Exchangeable Preferred Stock due 2010, par value $0.01 per share, and 1,900,000 shares of 12 3/8% Series B Senior Exchangeable Preferred Stock due 2010, par value $0.01 per share, with a liquidation preference of $100 per share (the "LIQUIDATION PREFERENCE"), PROVIDED that no shares of the Series B Senior Exchangeable Preferred Stock Preferred Stock may be issued except upon the surrender and cancellation of such number of shares of the Senior Exchangeable Preferred Stock having an aggregate Liquidation Preference equal to the aggregate Liquidation Preference of the shares of the Series B Senior Exchangeable Preferred Stock so issued or as payment of dividends in accordance with the terms described herein. The Senior Exchangeable Preferred Stock and the Series B Senior Exchangeable Preferred Stock shall have the following powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

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SECTION 1  CERTAIN DEFINITIONS

     Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "ACQUIRED DEBT" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "APPLICABLE PREMIUM" means, with respect to any Preferred Stock on any redemption date, the greater of:

            (1)     1.0% of the Liquidation Preference of the Preferred
     Stock; or

            (2)     the excess of:

            (a) the present value at such redemption date of (i) the redemption price of the Preferred Stock at April 1, 2004 (such redemption price being set forth in the table appearing in Section 6.2 hereof plus (ii) all required dividend payments due on the Preferred Stock through April 1, 2004 (excluding accrued but unpaid dividends), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

            (b) the Liquidation Preference of the Preferred Stock, if greater.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Certificate, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "ASSET SALE" means:

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

            (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 8.1 hereof and/or
     Section 9.4 hereof and not by Section 8.2 hereof; and

            (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of the Company's Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

            (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

            (2) a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries;

            (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;

            (4) the sale, license or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

            (5) the sale or other disposition of cash or Cash Equivalents or Marketable Securities;

            (6) the transfer or disposition of assets and the sale of Equity Interests pursuant to the Contribution;

            (7) sales of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof including cash or Cash Equivalents or Marketable Securities in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP; and

            (8) a Restricted Payment or Permitted Investment that is permitted by Section 9.1 hereof.

     "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "BOARD OF DIRECTORS" means:

            (1) with respect to a corporation, the board of directors of the corporation;

            (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

            (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "BROKER-DEALER" means any broker or dealer registered under the Exchange
Act.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means:

            (1)     in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH EQUIVALENTS" means:

            (1)     United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and
     (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within twelve months after the date of acquisition; and

            (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
     (5) of this definition.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

            (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Company Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 1 3(d)(3) of the Exchange Act) other than to a Principal or a Related Party of a Principal;

            (2) the adoption of a plan relating to the liquidation or dissolution of the Company (other than a plan relating to the sale or other disposition of timberlands);

            (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

            (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

            (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

            (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

            (3) depletion, depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depletion, depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS

            (4) all one-time charges incurred in 1999 in connection with the Contribution (including the impairment charge described in the Offering Memorandum under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview") to the extent such charges were deducted in computing such Consolidated Net Income; PLUS

            (5) all restructuring charges incurred prior to the Issue Date (including the restructuring charge that was added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in the Offering Memorandum in footnote 4 under the heading "Selected Combined Financial and Other Data"); MINUS

            (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depletion, depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "CONSOLIDATED INDEBTEDNESS" means, with respect to any Person as of any date of determination, the sum, without duplication, of:

            (1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries; PLUS

            (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries; PLUS

            (3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

            (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

            (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

            (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

            (4) the cumulative effect of a change in accounting principles shall be excluded; and

            (5) for purposes of calculating Consolidated Cash Flow to determine the Debt to Cash Flow Ratio or the Fixed Charge Coverage Ratio, the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who:

            (1)     was a member of such Board of Directors on the Issue Date;
     or

            (2) was nominated for election or elected to such Board of Directors either (a) with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (b) pursuant to and in accordance with the terms of the Stockholders Agreement as in effect on the Issue Date.

     "CONTRIBUTION" means the Contribution contemplated by the Contribution Agreement.

     "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement dated as of January 25, 1999 among TPI, PCA Holdings and the Company as the same is in effect on the Issue Date.

     "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of the date hereof by and among the Company, J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated, as co-lead arrangers, Bankers

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Trust Company, as syndication agent, and Morgan Guaranty Trust Company of New
York, as administrative agent, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), working capital loans, swing lines, advances or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.

     "DEBT AND PREFERRED STOCK TO CASH FLOW RATIO" means, as of any date of determination, the ratio of (1) the Consolidated Indebtedness and Preferred Stock of the Company as of such date to (2) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of making the computation referred to above:

            (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date of determination shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months of the consummation of the acquisition, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded;

            (3) for any four-quarter reference period that includes any period of time prior to the consummation of the Contribution, pro forma effect shall be given for such period to the Transactions described in the Offering Memorandum and the related corporate overhead savings and cost savings that were added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in the Offering Memorandum in footnote 4 under the heading "Selected Combined Financial and Other Data," all as calculated in good faith by a responsible financial or accounting officer of the Company, as if they had occurred on the first day of such four-quarter reference period; and

            (4)     the impact of the Treasury Lock shall be excluded.

     "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "DESIGNATED NONCASH CONSIDERATION" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding when it has been sold for cash or redeemed or paid in full in the case of non-cash consideration in the form of promissory notes or equity.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Preferred Stock mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 9.1 hereof. The Preferred Stock as in effect on the Issue Date shall not constitute Disqualified Stock for purposes of this Certificate of Designations.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EXCHANGE DATE" means the date on which the Company exchanges all but not less than all of the Preferred Stock for Subordinated Exchange Debentures.

     "EXCHANGE DEBENTURE SENIOR DEBT" means:

            (1) all Indebtedness outstanding under all Credit Facilities, all Hedging Obligations and all Other Hedging Agreements (including guarantees thereof) with respect thereto of the Company and its Restricted Subsidiaries, whether outstanding on the Issue Date or thereafter incurred;

            (2) all Indebtedness of the Company and its Restricted Subsidiaries outstanding under the Notes or the guarantees of the Notes;

            (3) any other Indebtedness incurred by the Company and its Restricted Subsidiaries under the terms of the Exchange Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subordinated Exchange Debentures; and

            (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

     Notwithstanding anything to the contrary in the preceding, Exchange Debenture Senior Debt shall not include:

            (1) any liability for federal, state, local or other taxes owed or owing by the Company or its Restricted Subsidiaries;

            (2) any Indebtedness of the Company or any of its Restricted Subsidiaries to any of its Subsidiaries;

            (3)     any trade payables; or

            (4) the portion of any Indebtedness that is incurred in violation of the Exchange Indenture (but only to the extent so incurred).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE INDENTURE" means the indenture between the Company and the Exchange Trustee governing the Subordinated Exchange Debentures.

     "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

     "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, excluding amortization of debt issuance costs and net of the effect of all payments made or received pursuant to Hedging Obligations; PLUS

            (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS

            (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; PLUS

            (4) the product of (a) all dividends, whether paid or accrued in cash, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the Company's then current effective combined federal, state and local tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

            (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act and including those cost savings that management reasonably expects to realize within six months of the consummation of the acquisition, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

            (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

            (4) for any four-quarter reference period that includes any period of time prior to the consummation of the Contribution, pro forma effect shall be given for such period to the Transactions described in the Offering Memorandum and the related corporate overhead savings and cost savings that were added to pro forma EBITDA to calculate Adjusted pro forma EBITDA as set forth in the Offering Memorandum in footnote 4 under the heading "Selected Combined Financial and Other Data," all as calculated in good faith by a responsible financial or accounting officer of the Company, as if they had occurred on the first day of such four-quarter reference period; and

            (5)     the impact of the Treasury Lock shall be excluded.

     "FOREIGN SUBSIDIARY WORKING CAPITAL INDEBTEDNESS" means Indebtedness of a Restricted Subsidiary that is organized outside of the United States under lines of credit extended after the Issue Date to any such Restricted Subsidiary by Persons other than the Company or any of its Restricted Subsidiaries, the proceeds of which are used for such Restricted Subsidiary's working capital purposes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "GLOBAL CERTIFICATE LEGEND" means the legend set forth in Section 15.3(g)(ii) to be placed on all Preferred Stock issued under this Certificate of Designations except where otherwise permitted by the provisions of this Certificate of Designations.

     "GUARANTEE" means a guarantee of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

     "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

            (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "HOLDER" means a Person in whose name any Preferred Stock or any Subordinated Exchange Debentures, as applicable, are registered.

     "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

            (1)     in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3)     in respect of banker's acceptances;

            (4)     representing Capital Lease Obligations;

            (5) in respect of the deferred balance of the purchase price of any property outside of the ordinary course of business which remains unpaid, except any such balance that constitutes an operating lease payment, accrued expense, trade payable or similar current liability; or

            (6)     in respect of any Hedging Obligations or Other Hedging
     Agreements,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and Other Hedging Agreements) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

            (2) the principal amount thereof in the case of any other Indebtedness.

     "INDENTURE" means the indenture among the Company, the guarantors named therein and United States Trust Company of New York, as trustee, governing the Notes.

     "INITIAL PURCHASERS" means J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated.

     "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 9.1 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 9.1 hereof.

     "ISSUE DATE" means the closing date for sale and original issuance of the Preferred Stock.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no dividends shall accrue on such payment for the intervening period.

     "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of Preferred Stock or Subordinated Exchange Debentures, as applicable, for use by such Holders in connection with the Preferred Stock Exchange Offer.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

     "LIQUIDATED DAMAGES" means all amounts owing pursuant to Section 5 of the Preferred Stock Registration Rights Agreement.

     "MARKETABLE SECURITIES" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either Standard & Poor's Rating Services or Moody's Investors Service, Inc.

     "NET INCOME" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

            (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result thereof, all taxes of any kind paid or payable as a result thereof and reasonable reserves established to cover any indemnity obligations incurred in connection therewith, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "NEW EXCHANGE DEBENTURES" means the Company's 12 3/8% Subordinated Exchange Debentures due 2010 issued pursuant to the Exchange Indenture (i) in the Preferred Stock Exchange Offer or (ii) in connection with a resale of Subordinated Exchange Debentures in reliance on a shelf registration statement.

     "NEW PREFERRED STOCK" means the Company's 12 3/8% Senior Exchangeable Preferred Stock due 2010 issued pursuant to this Certificate of Designations
(i) in the Preferred Stock Exchange Offer or (ii) in connection with a resale of Preferred Stock in reliance on a shelf registration statement.

     "NON-U.S. PERSON" means a Person who is not a U.S. Person.

     "NON-RECOURSE DEBT" means Indebtedness:

            (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

            (2) with respect to which no default (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Subordinated Exchange Debentures) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "NOTE REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement to be entered into by the Company on or before the Issue Date relating to the registration of the Notes with the Commission.

     "NOTES" means the Company's 9 5/8% Senior Subordinated Notes due 2009.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFERING MEMORANDUM" means the Offering Memorandum, dated March 30, 1999, pursuant to which the Preferred Stock was offered and sold.

     "OFFICERS" means, with respect to the Company, any Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President, Vice President, Treasurer, Secretary or Assistant Secretary of the Company.

     "OFFICERS' CERTIFICATE" means a certificate that meets the requirements of Section 12 hereof and has been signed by two Officers.

     "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Exchange Trustee, that meets the requirements of
Section 12 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, the Transfer Agent or the Trustee.

     "OTHER HEDGING AGREEMENTS" means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

     "PCA HOLDINGS" means PCA Holdings LLC, a Delaware limited liability company.

     "PARTICIPATING BROKER-DEALER" means a Broker-Dealer that participates in the Preferred Stock Exchange Offer in accordance with Section 3(c) of the Preferred Stock Registration Rights Agreement.

     "PERMITTED BUSINESS" means the containerboard, paperboard and packaging products business and any business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date or any business reasonably related, incidental or ancillary to any of the foregoing.

     "PERMITTED GROUP" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to the Company's initial public offering of common stock, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, PROVIDED that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of the Company that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

     "PERMITTED INVESTMENTS" means:

            (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

            (2)     any Investment in Cash Equivalents;

            (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

            (a)     such Person becomes a Restricted Subsidiary of the Company;
                    or

            (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

            (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 8.2 hereof;

            (5) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

            (6)     Hedging Obligations and Other Hedging Agreements;

            (7)     any Investment existing on the Issue Date;

            (8) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business;

            (9) any Investment in securities of trade creditors or customers received in compromise of obligations of such persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (10) negotiable instruments held for deposit or collection in the ordinary course of business;

            (11) loans, guarantees of loans and advances to officers, directors, employees or consultants of the Company or a Restricted Subsidiary of the Company not to exceed $7.5 million in the aggregate outstanding at any time;

            (12) any Investment by the Company or any of its Restricted Subsidiaries in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; PROVIDED that each such Investment is in the form of a Purchase Money Note, an equity interest or interests in accounts receivables generated by the Company or any of its Restricted Subsidiaries; and

            (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed the greater of $50.0 million or 5% of Total Assets.

     "PERMITTED LIENS" means:

            (1) Liens of the Company and its Restricted Subsidiaries securing Exchange Debenture Senior Debt that was permitted by the terms of this Certificate of Designations to be incurred;

            (2)     Liens in favor of the Company or its Restricted
     Subsidiaries;

            (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

            (4) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

            (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 9.2 hereof covering only the assets acquired with such Indebtedness;

            (7) Liens existing on the Issue Date together with any Liens securing Permitted Refinancing Indebtedness incurred under clause (5) of the second paragraph of Section 9.2 hereof in order to refinance the Indebtedness secured by Liens existing on the Issue Date; PROVIDED that the Liens securing the Permitted Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

            (8) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

            (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

            (10) Liens to secure Foreign Subsidiary Working Capital Indebtedness permitted by this Certificate of Designations to be incurred so long as any such Lien attached only to the assets of the Restricted Subsidiary which is the obligor under such Indebtedness;

            (11)    Liens securing Attributable Debt;

            (12) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and

            (13) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $15.0 million at any one time outstanding.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Subordinated Exchange Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Subordinated Exchange Debentures on terms at least as favorable to the Holders of Subordinated Exchange Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "PREFERRED STOCK" means the Company's 12 3/8% Senior Exchangeable Preferred Stock due 2010 including the New Preferred Stock.

     "PREFERRED STOCK EXCHANGE OFFER" means the exchange and issuance by the Company of New Preferred Stock or New Exchange Debentures, as the case may be, which shall be registered pursuant to a registration statement, in an amount equal to (1) the aggregate Liquidation Preference of all shares of Preferred Stock that are tendered by the Holders thereof or (2) the aggregate principal amount of all Subordinated Exchange Debentures that are tendered by the Holders thereof, as the case may be, in connection with such exchange and issuance.

     "PREFERRED STOCK EXCHANGE OFFER REGISTRATION STATEMENT" means the registration statement relating to the Preferred Stock Exchange Offer, including the related prospectus.

     "PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement to be entered into by the Company on or before the Issue Date relating to the registration of the Preferred Stock and the Subordinated Exchange Debentures with the Commission.

     "PREFERRED STOCK REGISTRATION STATEMENT" means any registration statement of the Company relating to an offering of New Preferred Stock or New Exchange Debentures, as the case may be, that is filed pursuant to the provisions of the Preferred Stock Registration Rights Agreement, and includes the prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     "PRINCIPALS" means:

            (1)     Madison Dearborn Partners, LLC and its Affiliates; and

            (2)     TPI and its Affiliates.

     "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 15.3(g)(i) to be placed on all Preferred Stock issued under this Certificate of Designations except where otherwise permitted by the provisions of this Certificate of Designations.

     "PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Company or any of its Restricted Subsidiaries in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

     "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

            (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

            (2) any other Person (in the case of a transfer by a Receivables Subsidiary),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

     "RECEIVABLES SUBSIDIARY" means a Wholly Owned Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

            (1) has no Indebtedness or other Obligations (contingent or otherwise) that:

            (a) are guaranteed by the Company or any of its Restricted Subsidiaries, other than contingent liabilities pursuant to Standard Securitization Undertakings;

            (b) are recourse to or obligate the Company or any of its Restricted Subsidiaries in any way other than pursuant to Standard Securitization Undertakings; or

            (c) subjects any property or assets of the Company or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

            (2) has no contract, agreement, arrangement or undertaking (except in connection with a Purchase Money Note or Qualified Receivables Transaction) with the Company or any of its Restricted Subsidiaries than on terms no less favorable to the Company or such Restricted Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

            (3) neither the Company nor any of its Restricted Subsidiaries has any obligation to maintain or preserve the Receivables Subsidiary's financial condition or cause the Receivables Subsidiary to achieve certain levels of operating results.

     Any such designation by the Board of Directors of the Company shall be evidenced to the Transfer Agent or Exchange Trustee, as applicable, by filing with the Transfer Agent or Exchange Trustee, as applicable, a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officers' knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

     "REGULATION S" means Regulation S promulgated under the Securities Act.

     "RELATED PARTY" means:

            (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

            (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

     "RESTRICTED DEFINITIVE CERTIFICATE" means a definitive certificate evidencing Preferred Stock, registered in the name of the holder thereof, in the form of Exhibit A hereto and bearing the Private Placement Legend.

     "RESTRICTED GLOBAL CERTIFICATE" means a global certificate in the form of Exhibit A hereto bearing the Global Certificate Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding aggregate Liquidation Preference of the Preferred Stock sold in reliance on Rule 144A.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "RULE 144" means Rule 144 promulgated under the Securities Act.

     "RULE 144A" means Rule 144A promulgated under the Securities Act.

     "RULE 903" means Rule 903 promulgated under the Securities Act.

     "RULE 904" means Rule 904 promulgated the Securities Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Preferred Stock Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries that are reasonably customary in an accounts receivable transaction.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement to be dated as of April 12, 1999 by and among PCA Holdings LLC, TPI and the Company, as in effect on the Issue Date.

     "SUBSIDIARY" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "SUBORDINATED EXCHANGE DEBENTURES" means the Company's 12 3/8% Subordinated Exchange Debentures due 2010 issuable in exchange for Preferred Stock.

     "TPI" means Tenneco Packaging Inc., a Delaware corporation.

     "TIMBERLANDS NET PROCEEDS" means the Net Proceeds from Timberlands Sales in excess of $500.0 million, up to a maximum of $100.0 million (or such larger amount as may be necessary to repurchase or redeem all outstanding Preferred Stock in the event of a repurchase or redemption of all outstanding Preferred Stock), as long as at least $500.0 million of Net Proceeds have been applied to repay Indebtedness under the Credit Agreement.

     "TIMBERLANDS REPURCHASE" means the repurchase or redemption of, payment of a dividend on, or return of capital with respect to any Equity Interests of the Company, or the redemption of Notes, with Timberlands Net Proceeds in accordance with the terms of this Certificate of Designations.

     "TIMBERLANDS SALE" means a sale or series of sales by the Company or a Restricted Subsidiary of the Company of timberlands.

     "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

     "TRANSACTION AGREEMENTS" means:

            (1) those certain Purchase/Supply Agreements between the Company and TPI, Tenneco Automotive, Inc. and Tenneco Packaging Specialty and Consumer Products, Inc., each dated the Issue Date;

            (2) that certain Facilities Use Agreement between the Company and TPI, dated the Issue Date;

            (3) that certain Human Resources Agreement among the Company, TPI and Tenneco Inc., dated the Issue Date;

            (4) that certain Transition Services Agreement among the Company and TPI, dated the Issue Date;

            (5) that certain Holding Company Support Agreement among the Company and PCA Holdings, dated the Issue Date;

            (6) that certain Registration Rights Agreement among the Company, PCA Holdings and TPI, dated the Issue Date; and

            (7)     the Stockholders Agreement.

     "TRANSACTIONS" has the meaning given to such term in the Offering
Memorandum.

     "TRANSFER AGENT" means the Transfer Agent for the Preferred Stock, who shall be United States Trust Company of New York unless and until a successor is selected by the Company.

     "TREASURY LOCK" means the interest rate protection agreement dated as of March 5, 1999 between the Company and J.P. Morgan Securities Inc.

     "TREASURY RATE" means, as of any redemption date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2004; PROVIDED, HOWEVER, that if the period from the redemption date to April 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which the Exchange Indenture is qualified under the Trust Indenture Act.

     "UNRESTRICTED DEFINITIVE CERTIFICATE" means a definitive certificate evidencing Preferred Stock, registered in the name of the holder thereof, in the form of Exhibit A hereto, representing a series of Preferred Stock that do not bear the Private Placement Legend.

     "UNRESTRICTED GLOBAL CERTIFICATE" means a permanent global certificate in the form of Exhibit A attached hereto that bears the Global Certificate Legend and that has the "Schedule of Exchanges of Interests in the Global Certificate" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Preferred Stock that do not bear the Private Placement Legend.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

            (1)     has no Indebtedness other than Non-Recourse Debt;

            (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

            (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation
     (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Transfer Agent or Exchange Trustee, as applicable, by filing with the Transfer Agent or Exchange Trustee, as applicable, a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 9.1 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Certificate of Designations and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under
Section 9.2 hereof, the Company shall be in default of Section 9.2. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 9.2 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "U.S. PERSON" means a U.S. person as defined in Rule 902(k) under the Securities Act.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2)     the then outstanding principal amount of such Indebtedness.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

     "WHOLLY OWNED SUBSIDIARY" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 2  RANKING

     The Preferred Stock shall rank senior in right of payment to all classes or series of the Company's capital stock as to dividends and upon liquidation, dissolution or winding up of the Company.

     Without the consent of the Holders of at least a majority in aggregate Liquidation Preference of the then outstanding Preferred Stock, the Company may not authorize, create (by way of reclassification or otherwise) or issue:

            (1) any class or series of capital stock of the Company ranking on a parity with the Preferred Stock ("PARITY SECURITIES");

            (2) any obligation or security convertible or exchangeable into or evidencing a right to purchase, any Parity Securities;

            (3) any class or series of capital stock of the Company ranking senior to the Preferred Stock ("SENIOR SECURITIES") or

            (4) any obligation or security convertible or exchangeable into, or evidencing a right to purchase, any Senior Securities.

SECTION 3  DIVIDENDS

     When the Board of Directors declares dividends out of legally available Company funds, the Holders of the Preferred Stock, who are Holders of record as of the preceding March 15 and September 15 (each, a "RECORD DATE"), shall be entitled to receive cumulative preferential dividends at the rate per share of 12 3/8% per annum. Dividends on the Preferred Stock shall be payable semiannually in arrears on April 1 and October 1 of each year (each, a "DIVIDEND PAYMENT DATE"), commencing on October 1, 1999.

     On or prior to April 1, 2004, the Company may, at its option, pay dividends:

            (1)     in cash or

            (2) in additional fully-paid and non-assessable shares of Preferred Stock (including fractional stock) having an aggregate Liquidation Preference equal to the amount of such dividends.

     After April 1, 2004, the Company shall pay dividends in cash only.

     Dividends payable on the Preferred Stock shall:

            (1) be computed on the basis of a 360-day year comprised of twelve 30-day months; and

            (2)     accrue on a daily basis.

     Dividends on the Preferred Stock shall accrue whether or not:

            (1)     the Company has earnings or profits;

            (2) there are funds legally available for the payment of such dividends; or

            (3)     dividends are declared.

     Dividends shall accumulate to the extent they are not paid on the Dividend Payment Date for the semiannual period to which they relate. Accumulated unpaid dividends will accrue dividends at the rate of 12 3/8% per annum. The Company must take all actions required or permitted under Delaware law to permit the payment of dividends on the Preferred Stock.

     Unless the Company has declared and paid full cumulative dividends upon, or declared and set apart a sufficient sum for the payment of full cumulative dividends on, all outstanding Preferred Stock due for all past dividend periods, then:

            (1) no dividend (other than a dividend payable solely in shares of any class or series of capital stock ranking junior to the Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution and winding up of the affairs of the Company (any such stock, "JUNIOR SECURITIES")) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Securities;

            (2) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Securities;

            (3) no Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for other Junior Securities) by the Company or any of its Restricted Subsidiaries; and

            (4) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any Junior Securities by the Company or any of its Restricted Subsidiaries.

     Holders of the Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

SECTION 4  VOTING RIGHTS

     Holders of the Preferred Stock shall have no voting rights, except as required by law and as provided in this Certificate of Designations. Under this Certificate of Designations, the number of members of the Company's Board of Directors shall immediately and automatically increase by two, and the Holders of a majority in Liquidation Preference of the outstanding Preferred Stock, voting as a separate class, may elect two members to the Board of Directors of the Company, upon the occurrence of any of the following events (each, a "VOTING RIGHTS TRIGGERING EVENT"):

            (1) the accumulation of accrued and unpaid dividends on the outstanding Preferred Stock in an amount equal to three or more full semiannual dividends (whether or not consecutive);

            (2) failure by the Company or any of its Restricted Subsidiaries to comply with any mandatory redemption obligation with respect to the Preferred Stock, the failure to make an Asset Sale Offer or Change of Control Offer in accordance with the provisions of this Certificate of Designations or the failure to repurchase Preferred Stock pursuant to such offers;

            (3) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other covenants or agreements set forth in this Certificate of Designations and the continuance of such failure for 30 consecutive days or more after notice from the Holders of at least 25% in aggregate Liquidation Preference of the Preferred Stock then outstanding;

            (4) default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (i) is caused by a failure to pay principal at the final stated maturity of such Indebtedness (a "PAYMENT DEFAULT") or
     (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

            (5) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                    (i)    commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its creditors, or

                    (v) generally is not paying its debts as they become due; or

            (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                    (ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

                    (iii) orders the liquidation of the Company or any Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

     Voting Rights arising as a result of a Voting Rights Triggering Event shall continue until all dividends in arrears on the Preferred Stock are paid in full and all other Voting Rights Triggering Events have been cured or waived.

     In addition, as provided in Section 2 hereof, the Company may not authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or Parity Securities, or any obligation or security convertible into or evidencing a right to purchase any Senior Securities or Parity Securities, without the affirmative vote or consent of the Holders of a majority in Liquidation Preference of the then outstanding shares of Preferred Stock.

SECTION 5  EXCHANGE

     On any Dividend Payment Date, the Company may exchange all and not less than all of the shares of then outstanding Preferred Stock for the Company's Subordinated Exchange Debentures if:

            (1) on the date of the exchange, there are no accumulated and unpaid dividends on the Preferred Stock (including the dividend payable on that date) or other contractual impediments to the exchange;

            (2)     the exchange does not immediately cause:

                    (a) a Default or Event of Default (each as defined in the Exchange Indenture) under the Exchange Indenture;

                    (b) a default or event of default under any Credit Facility or the Indenture; and

                    (c) a default or event of default under any material instrument governing Indebtedness of the Company or any of its Restricted Subsidiaries that is outstanding at the time;

            (3) the Exchange Indenture has been duly authorized, executed and delivered by the Company and a trustee of recognized national standing selected by the Company, which on the Issue Date shall be U.S. Trust Company of Texas, N.A. (the "EXCHANGE TRUSTEE"), and is a legal, valid and binding agreement of the Company;

            (4) the Exchange Indenture has been qualified under the Trust Indenture Act, if qualification is required at the time of exchange; and

            (5) the Company has delivered a written opinion to the Exchange Trustee stating that all conditions to the exchange have been satisfied and as to such other matters as the Exchange Trustee shall reasonably request.

     Upon any exchange pursuant to the preceding paragraph, Holders of outstanding Preferred Stock shall be entitled to receive:

            (1) a principal amount of Subordinated Exchange Debentures equal to the aggregate Liquidation Preference of the Preferred Stock held by such Holder, PLUS

            (2) without duplication, any accrued and unpaid dividends and Liquidated Damages, if any, on such shares.

     The Subordinated Exchange Debentures shall be:

            (1)     issued in registered form, without coupons; and

            (2) issued in principal amounts of $1,000 and integral multiples thereof to the extent possible and any other principal amount to the extent necessary, PROVIDED that the Company may pay cash in lieu of issuing a Subordinated Exchange Debenture having a principal amount that is less than $1,000.

     The Company shall send notice of its intention to exchange by first class mail, postage prepaid, to each Holder of Preferred Stock at its registered address not more than 60 days nor less than 30 days prior to the Exchange Date. In addition to any information required by law or by the applicable rules of any exchange upon which Preferred Stock may be listed or admitted to trading, the notice shall state:

            (1)     the Exchange Date;

            (2) the place or places where certificates for such stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and

            (3) that dividends on the Preferred Stock to be exchanged will cease to accrue on the Exchange Date.

     If notice of any exchange has been properly given, and if on or before the Exchange Date the Subordinated Exchange Debentures have been duly executed and authenticated and an amount in cash or additional Preferred Stock (as applicable) equal to all accrued and unpaid dividends and Liquidated Damages, if any, thereon to the Exchange Date has been deposited with the Transfer Agent, then on and after the close of business on the Exchange Date:

            (1) the Preferred Stock to be exchanged shall no longer be considered outstanding and may subsequently be issued in the same manner as the other authorized but unissued preferred stock, but not as Preferred Stock; and

            (2) all rights of the Holders as stockholders of the Company shall cease, except their right to receive upon surrender of their certificates the Subordinated Exchange Debentures and all accrued and unpaid dividends and Liquidated Damages, if any, thereon to the Exchange Date.

SECTION 6  REDEMPTION

SECTION 6.1  MANDATORY REDEMPTION

     On April 1, 2010 (the "MANDATORY REDEMPTION DATE"), the Company shall be required to redeem (subject to it having sufficient legally available funds and subject to compliance with the Credit Agreement, the Indenture, the Exchange Indenture and any Credit Facility entered into by the Company and its Restricted Subsidiaries after the Issue Date) all outstanding Preferred Stock at a price in cash equal to the Liquidation Preference, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date of redemption. The Company shall not be required to make sinking fund payments with respect to the Preferred Stock.

     If the Contribution is not consummated by 5:00 p.m. on the Issue Date, the Company shall be required to redeem (subject to it having sufficient legally available funds) all outstanding Preferred Stock at a price in cash equal to 100% of the Liquidation Preference thereof. The Company must take all actions required or permitted under Delaware law to permit such redemption.

SECTION 6.2  OPTIONAL REDEMPTION

     At any time prior to April 1, 2002, the Company may on any one occasion redeem all, or on any one or more occasions redeem up to 35% of the aggregate principal amount of Preferred Stock at a redemption price of 112.375% of the Liquidation Preference thereof, plus accrued and unpaid dividends and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more offerings of common stock of the Company or a capital contribution to the Company's common equity made with the net cash proceeds of an offering of common stock of the Company's direct or indirect parent or with Timberlands Net Proceeds (which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase in accordance with the fourth paragraph of Section 8.2 hereof; PROVIDED that:

            (1) except in the case of a redemption of all of the then outstanding Preferred Stock, at least 65% of the aggregate Liquidation Preference of the Preferred Stock issued under this Certificate of Designations remains outstanding immediately after the occurrence of such redemption (excluding Preferred Stock held by the Company and its Subsidiaries); and

            (2) the redemption must occur within 60 days of the date of the closing of such offering or the making of such capital contribution or the consummation of a Timberlands Sale.

     Prior to April 1, 2004, the Company may also redeem the Preferred Stock, as a whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to 100% of the Liquidation Preference thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of redemption.

     Except pursuant to the preceding paragraphs, the Preferred Stock shall not be redeemable at the Company's option prior to April 1, 2004. Nothing in this Certificate of Designations prohibits the Company from acquiring the Preferred Stock by means other than a redemption, whether pursuant to an issuer tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of this Certificate of Designations.

     After April 1, 2004, the Company may redeem all or a part of the Preferred Stock upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the Liquidation Preference) set forth below plus accrued and unpaid dividends and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

      YEAR                                                   PERCENTAGE
      ----                                                   ----------
      2004                                                   106.1875%
      2005                                                   104.6406%
      2006                                                   103.0938%
      2007                                                   101.5469%
      2008 and thereafter                                    100.0000%

SECTION 6.3  SELECTION AND NOTICE

     If less than all of the Preferred Stock is to be redeemed at any time, the Transfer Agent will select Preferred Stock for redemption as follows:

            (1) if the Preferred Stock is listed, in compliance with the requirements of the principal national securities exchange on which the Preferred Stock is listed; or

            (2) if the Preferred Stock is not so listed, on a pro rata basis, by lot or by such method as the Transfer Agent shall deem fair and appropriate.

     No shares of Preferred Stock shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Preferred

Stock to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Preferred Stock is to be redeemed in part only, the notice of redemption that relates to that Preferred Stock shall state the portion of the Liquidation Preference thereof to be redeemed. A new certificate with an aggregate Liquidation Preference equal to the unredeemed portion of the original certificate evidencing Preferred Stock presented for redemption shall be issued in the name of the Holder thereof upon cancellation of the certificate. Preferred Stock called for redemption become due on the date fixed for redemption. On and after the redemption date, dividends cease to accrue on Preferred Stock or portions thereof called for redemption.

SECTION 7  LIQUIDATION RIGHTS

     Each Holder of the Preferred Stock shall be entitled to payment, out of the assets of the Company available for distribution (after giving effect to the prior payment of all Indebtedness and other claims), of an amount equal to the Liquidation Preference of the Preferred Stock held by such Holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company, upon any:

            (1) voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; or

            (2) reduction or decrease in the Company's capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock (a "reduction or decrease in capital stock").

     After payment in full of the Liquidation Preference and all accrued and unpaid dividends and Liquidated Damages, if any, to which Holders of Preferred Stock are entitled, such Holders may not further participate in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons shall be a voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding up of the business of the Company or reduction or decrease in capital stock.

SECTION 8  REPURCHASE AT THE OPTION OF HOLDERS

SECTION 8.1  CHANGE OF CONTROL

     If a Change of Control occurs, each Holder of Preferred Stock shall have the right to require the Company to repurchase all or any part (but not any fractional shares) of that Holder's Preferred Stock pursuant to the offer described below (the "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate Liquidation Preference of Preferred Stock repurchased plus accrued and unpaid dividends and Liquidated Damages, if any, thereon, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the

Change of Control and offering to repurchase Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required by this Certificate of Designations and described in such notice.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 8.1, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 8.1 by virtue of such conflict.

     On the Change of Control Payment Date, the Company shall, to the extent lawful:

            (1) accept for payment all Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent (as defined in Section 13 hereof) an amount equal to the Change of Control Payment in respect of all Preferred Stock or portions thereof so tendered; and

            (3) deliver or cause to be delivered to the Transfer Agent the Preferred Stock so accepted together with an Officers' Certificate stating the Liquidation Preference of Preferred Stock or portions thereof being purchased by the Company.

     The Paying Agent shall promptly mail to each Holder of Preferred Stock so tendered the Change of Control Payment for such Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new certificate representing the Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Preferred Stock surrendered, if any.

     Prior to complying with any of the provisions of this Section 8.1, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Exchange Debenture Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Exchange Debenture Senior Debt to permit the repurchase of Preferred Stock required by this Section 8.1. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Company shall first comply with the first sentence in the immediately preceding paragraph before it shall be required to repurchase Preferred Stock pursuant to the provisions described above. The Company's failure to comply with the first sentence in the immediately preceding paragraph may (with notice and lapse of time) constitute a Voting Rights Triggering Event described in clause (3) but shall not constitute a Voting Rights Triggering Event described under clause (2) of Section 4 hereof.

     This Section 8.1 shall be applicable regardless of whether any other provisions of this Certificate of Designations are applicable.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designations applicable to a Change of Control Offer made by the Company and purchases all Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

SECTION 8.2  ASSET SALES

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale which, taken as a whole, is at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Transfer Agent; and

            (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Marketable Securities.

     For purposes of this provision, each of the following shall be deemed to be cash:

            (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets;

            (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash within 30 days of the related Asset Sale (to the extent of the cash received in that conversion); and

            (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the Issue Date pursuant to this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

            (1) to repay Exchange Debenture Senior Debt and, if the Exchange Debenture Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (2) to invest in or to acquire other properties or assets to replace the properties or assets that were the subject of the Asset Sale or that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold;

            (3) to make a capital expenditure or commit, or cause such Restricted Subsidiary to commit, to make a capital expenditure (such commitments to include amounts anticipated to be expended pursuant to the Company's capital investment plan as adopted by the Board of Directors of the Company) within 24 months of such Asset Sale; or

            (4) to make a Timberlands Repurchase in accordance with the first paragraph of Section 6.2 hereof.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Certificate of Designations.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an Asset Sale Offer to all Holders of Preferred Stock and all holders of Parity Securities containing provisions similar to those set forth in this Certificate of Designations with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum amount of Preferred Stock and such other Parity Securities that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the Liquidation Preference plus accrued and unpaid dividends and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Certificate of Designations. If the aggregate Liquidation Preference of Preferred Stock and such other Parity Securities tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Transfer Agent shall select the Preferred Stock and such other Parity Securities to be purchased on a pro rata basis based on the Liquidation Preference of Preferred Stock and such other Parity Securities tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     Notwithstanding the three preceding paragraphs, the Company shall be permitted to apply Timberlands Net Proceeds (which amount shall be reduced on a dollar for dollar basis by the amount of Timberlands Net Proceeds used to make a Timberlands Repurchase in accordance with the first paragraph of
Section 6.2 hereof) to repurchase or redeem, or pay a dividend on, or a return of capital with respect to, any Equity Interests of the Company if:

            (1) the repurchase, redemption, dividend or return of capital is consummated within 90 days of the final sale of such Timberlands Sale;

            (2) the Company's Debt and Preferred Stock to Cash Flow Ratio at the time of such Timberlands Repurchase, after giving pro forma effect to
     (a) such repurchase, redemption, dividend or return of capital, (b) the Timberlands Sale and the application of the net proceeds therefrom and (c) any increase or decrease in fiber, stumpage or similar costs as a result of the Timberlands Sale as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 5.0 to 1; and

            (3) in the case of a repurchase or redemption of all of the then outstanding Preferred Stock, no Timberlands Net Proceeds have been previously applied to repurchase or redeem, or pay a dividend on, or return of capital with respect to, any other Equity Interests of the Company.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Preferred Stock pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 8.2, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 8.2 by virtue of such conflict.

SECTION 9  CERTAIN COVENANTS

SECTION 9.1  RESTRICTED PAYMENTS

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than the Preferred Stock) including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than the Preferred Stock in their capacity as such) other than dividends or distributions payable
     (a) in Equity Interests (other than Disqualified Stock) of the Company or
     (b) to the Company or a Restricted Subsidiary of the Company;

            (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company other than Preferred Stock; or

            (3) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (3) above being collectively referred to as "RESTRICTED PAYMENTS"),

     unless, at the time of and after giving effect to such Restricted
Payment:

            (1) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; and

            (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 9.2 hereof; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

            (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

            (b) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), together with the net proceeds received by the Company upon such conversion or exchange, if any, PLUS

            (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

     The preceding provisions shall not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designations;

            (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

            (3) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, any Timberlands Repurchase pursuant to and in accordance with the fourth paragraph of Section 8.2 hereof;

            (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

            (5) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officers, directors or employees of the Company (or any of its Restricted Subsidiaries') pursuant to any management equity subscription agreement, stock option agreement or stock plan entered into in the ordinary course of business; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year;

            (6) repurchases of Equity Interests of the Company deemed to occur upon exercise of stock options to the extent Equity Interests represent a portion of the exercise price of such options;

            (7) cash payments, advances, loans or expense reimbursements made to PCA Holdings to permit PCA Holdings to pay its general operating expenses (other than management, consulting or similar fees payable to Affiliates of the Company), franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million in the aggregate in any fiscal year; and

            (8) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $25.0 million since the Issue Date.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be conclusive. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million.

SECTION 9.2  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries of the Company may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1 or, if a Timberlands Repurchase has occurred, 2.25 to 1, in either case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this Section 9.2 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "CERTIFICATE OF DESIGNATIONS PERMITTED DEBT"):

            (1) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness under Credit Facilities and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the face amount) not to exceed $1.51 billion LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by the Company or any of its Restricted Subsidiaries since the Issue Date to permanently repay Indebtedness under a Credit Facility pursuant to Section 8.2 hereof and LESS the amount of Indebtedness outstanding under clause (18) below; PROVIDED that the amount of Indebtedness permitted to be incurred pursuant to Credit Facilities in accordance with this clause (1) shall be in addition to any Indebtedness permitted to be incurred pursuant to Credit Facilities, in reliance on, and in accordance with, clauses (4) and (19) below or in the first paragraph of this Section 9.2;

            (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

            (3) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes and the related subsidiary guarantees to be issued on the Issue Date and the exchange notes and the related subsidiary guarantees to be issued pursuant to the Note Registration Rights Agreement;

            (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount (which amount may, but need not be, incurred in whole or in part under Credit Facilities), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of 7.5% of Total Assets as of the date of incurrence and $50.0 million at any time outstanding;

            (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, Indebtedness (other than intercompany Indebtedness) that was permitted by this Certificate of Designations to be incurred under the first paragraph of this Section 9.2 or clauses (2), (3), (4), (15) or (19) of this paragraph;

            (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that each of the following shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6):

            (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof; and

            (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof,

            (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms of this Certificate of Designations to be outstanding and the incurrence of Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values or in the price of energy, commodities and raw materials in connection with the Company's or any of its Restricted Subsidiaries' operations so long as management of the Company or such Restricted Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

            (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this
     Section 9.2;

            (9) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (9);

            (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges and Consolidated Indebtedness of the Company as accrued;

            (11) the incurrence by the Company of Indebtedness and the issuance by the Company of preferred stock, in each case, that is deemed to be incurred or issued, as the case may be, in connection with the Contribution;

            (12) the incurrence by the Company or any of its Restricted Subsidiaries of obligations pursuant to foreign currency agreements entered into in the ordinary course of business and not for speculative purposes;

            (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause
     (a)) and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (14) the incurrence of obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

            (15) the incurrence of Indebtedness by any Restricted Subsidiary that is organized outside of the United States in connection with the acquisition of assets or a new Restricted Subsidiary in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this clause (15), not to exceed $25.0 million at any one time outstanding; PROVIDED that such Indebtedness was incurred by the prior owner of such asset or such Restricted Subsidiary prior to such acquisition by the Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such acquisition by the Restricted Subsidiary;

            (16) the incurrence of Indebtedness consisting of guarantees of loans made to management for the purpose of permitting management to purchase Equity Interests of the Company, in an amount not to exceed $7.5 million at any one time outstanding;

            (17) Indebtedness of the Company that may be deemed to exist under the Contribution Agreement as a result of the Company's obligation to pay purchase price adjustments; PROVIDED that the incurrence of Indebtedness to pay the purchase price adjustment shall be deemed to constitute an incurrence of Indebtedness that was not permitted by this clause (17);

            (18) the incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to the Company or any of its Subsidiaries (except for Standard Securitization Undertakings); PROVIDED that the aggregate principal amount of Indebtedness outstanding under this clause (18) and clause (1) above does not exceed $1.51 billion LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by the Company or any of its Restricted Subsidiaries since the Issue Date to permanently repay Indebtedness under a Credit Facility pursuant to Section 8.2 hereof; and

            (19) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) (which amount may, but need not be, incurred in whole or in part under the Credit Facilities) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this clause (19), not to exceed $75.0 million.

     For purposes of determining compliance with this Section 9.2, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Certificate of Designations Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this Section 9.2, the Company shall be permitted to classify or later reclassify such item of Indebtedness in any manner that complies with this Section 9.2. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Certificate of Designations Permitted Debt.

SECTION 9.3  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

            (1)     Existing Indebtedness as in effect on the Issue Date;

            (2) the Indenture, the Notes and the subsidiary guarantees of the Notes;

            (3)     this Certificate of Designations;

            (4)     applicable law;

            (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Certificate of Designations to be incurred;

            (6) non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business and consistent with past practices;

            (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

            (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

            (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

            (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (12)    the Credit Agreement as in effect on the Issue Date;

            (13) restrictions on the transfer of assets subject to any Lien permitted under this Certificate of Designations imposed by the holder of such Lien;

            (14) any Purchase Money Note or other Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; PROVIDED that such restrictions apply only to such Receivables Subsidiary;

            (15) encumbrances or restrictions existing under or arising pursuant to Credit Facilities entered into in accordance with this Certificate of Designations or the Exchange Indenture, as applicable; PROVIDED that the encumbrances or restrictions in such Credit Facilities are not materially more restrictive than those contained in the Credit Agreement as in effect on the Issue Date; and

            (16) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; PROVIDED, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividends or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 9.4  MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

            (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Preferred Stock, this Certificate of Designations and the Preferred Stock Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Transfer Agent;

            (3) immediately after such transaction no Voting Rights Triggering Event exists; and

            (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 9.2 hereof.

     In addition, the Company shall not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This Section 9.4 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

SECTION 9.5  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Voting Rights Triggering Event. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of Section 9.1 hereof or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine. That designation shall only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Voting Rights Triggering Event.

SECTION 9.6  TRANSACTIONS WITH AFFILIATES

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

            (1) such Affiliate Transaction is on terms taken as a whole that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

            (2)     the Company delivers to the Transfer Agent:

            (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 9.6 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

            (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal, investment banking or advisory firm of national standing; PROVIDED that this clause (b) shall not apply to transactions with TPI and its subsidiaries in the ordinary course of business at a time when Madison Dearborn Partners, LLC and its Affiliates are entitled, directly or indirectly, to elect a majority of the Board of Directors of the Company.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the first paragraph of this Section 9.6:

            (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

            (2) transactions between or among the Company and/or its Restricted Subsidiaries;

            (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

            (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

            (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

            (6) the payment of transaction, management, consulting and advisory fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates; PROVIDED that such fees shall not, in the aggregate, exceed $15.0 million (plus out-of-pocket expenses) in connection with the Contribution or $2.0 million in any twelve-month period commencing after the date of the Contribution;

            (7) the payment of fees and expenses related to the Contribution other than fees and expenses paid to Madison Dearborn Partners, LLC and its Affiliates;

            (8) Restricted Payments that are permitted by Section 9.1 hereof;

            (9) transactions described in clause (11) of the definition of Permitted Investments;

            (10) reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary as determined in good faith by the Board of Directors of the Company or senior management;

            (11) payments made to PCA Holdings for the purpose of allowing PCA Holdings to pay its general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $1.0 million in the aggregate in any fiscal year;

            (12) transactions contemplated by the Contribution Agreement and the Transaction Agreements as the same are in effect on the Issue Date;

            (13) transactions in connection with a Qualified Receivables Transaction; and

            (14) transactions with either of the Initial Purchasers or any of their respective Affiliates.

SECTION 9.7  SALE AND LEASEBACK TRANSACTIONS

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

            (1) either (a) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 9.2 hereof or (b) the Net Proceeds of such sale and leaseback transaction are applied to repay outstanding Exchange Debenture Senior Debt; and

            (2) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the net proceeds of such transaction in compliance with, Section 8.2 hereof.

SECTION 9.8  BUSINESS ACTIVITIES

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted
Subsidiaries taken as a whole.

SECTION 9.9  REPORTS

     Whether or not required by the Securities and Exchange Commission (the "Commission"), so long as any Preferred Stock is outstanding, the Company shall furnish to the Holders of Preferred Stock, within the time periods specified in the Commission's rules and regulations:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     In addition, following the consummation of the exchange offer contemplated by the Preferred Stock Registration Rights Agreement, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Preferred Stock remains outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

SECTION 9.10  RESTRICTIONS ON THE COMPANY PRIOR TO THE CONTRIBUTION

     Prior to the Contribution, the Company shall not engage in any activities other than activities contemplated by or in connection with the Contribution Agreement.

SECTION 10  AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, this Certificate of Designations or the Preferred Stock may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Liquidation Preference of the Preferred Stock then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Preferred Stock), and any existing default or compliance with any provision of this Certificate of Designations or the Preferred Stock may be waived with the consent of the Holders of a majority in aggregate Liquidation Preference of the then outstanding Preferred Stock (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Preferred Stock).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of Preferred Stock held by a non-consenting Holder):

            (1) alter the voting rights with respect to the Preferred Stock or reduce the number of shares of Preferred Stock whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any Preferred Stock or alter the provisions with respect to the redemption of the Preferred Stock (other than provisions relating to Sections 8.1 and 8.2 hereof);

            (3) reduce the rate of or change the time for payment of dividends on any Preferred Stock;

            (4) waive a default in the payment of Liquidation Preference of, or dividends or premium or Liquidated Damages, if any, on the Preferred Stock;

            (5) make any Preferred Stock payable in any form or money other than that stated in this Certificate of Designations;

            (6) waive a redemption payment with respect to any Preferred Stock (other than a payment required by Sections 8.1 or 8.2 hereof), or

            (7) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder of Preferred Stock, the Company may (to the extent permitted by Delaware law) amend or supplement this Certificate of Designations:

            (1)     to cure any ambiguity, defect, error or inconsistency;

            (2) to provide for uncertificated Preferred Stock in addition to or in place of certificated Preferred Stock;

            (3) to provide for the assumption of the Company's obligations to Holders of Preferred Stock in the case of a merger or consolidation or sale of all or substantially all of the Company's assets; or

            (4) to make any change that would provide any additional rights or benefits to the Holders of Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designations of any such Holder.

SECTION 11  REISSUANCE

     Preferred Stock redeemed or otherwise acquired or retired by the Company shall assume the status of authorized but unissued preferred stock and may thereafter be reissued in the same manner as the other authorized but unissued preferred stock, but not as Preferred Stock.

SECTION 12  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

     Each Officers' Certificate or Opinion of Counsel provided for in this Certificate of Designations shall include:

            (1) a statement that the Officers or Person making such certificate or opinion have read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such Person or Officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of each such Person or Officer, such condition or covenant has been satisfied.

SECTION 13  PAYMENT

     All amounts payable in cash with respect to the Preferred Stock shall be payable in United States dollars at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of dividends (if any) may be made by check mailed to the Holders of the Preferred Stock at their respective addresses set forth in the register of Holders of Preferred Stock maintained by the Transfer Agent; PROVIDED that all cash payments with respect to the Global Certificates (as defined below) and shares of Preferred Stock the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

     Any payment, redemption or exchange with respect to the Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

     The Company has initially appointed the Transfer Agent to act as the "PAYING AGENT." The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; PROVIDED that until the Preferred Stock has been delivered to the Company for cancellation, or moneys sufficient to pay the Liquidation Preference of the Preferred Stock PLUS, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, on the Preferred Stock shall have been made available for payment and either paid or returned to the Company as provided in this Certificate of Designations, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Preferred Stock for payment and exchange.

     Dividends payable on the Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

     All moneys and shares of Preferred Stock deposited with any Paying Agent or then held by the Company in trust for the payment of the Liquidation Preference and accumulated and unpaid dividends and Liquidated Damages, if any, on any shares of Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Company, and the Holder of such shares of Preferred Stock shall thereafter look only to Company for payment thereof.

SECTION 14  EXCLUSION OF OTHER RIGHTS

     Except as may otherwise be required by law, the shares of Preferred Stock shall not have any powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

SECTION 15  PREFERRED STOCK CERTIFICATES

SECTION 15.1  FORM AND DATING.

     The Preferred Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Preferred Stock may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Preferred Stock certificate shall be dated the date of its authentication. The terms and provisions contained in the Preferred Stock shall constitute, and are hereby expressly made, a part of this Certificate of Designations.

     The Preferred Stock sold in reliance on Rule 144A shall be issued initially in the form of one or more fully registered global certificates with the private placement legend in Section 15.3(g)(i) and the global securities legend in Section 15.3(g)(ii) and set forth in Exhibit A hereto (the "GLOBAL CERTIFICATES"), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, at its New York office, as custodian for the Depository Trust Company ("DTC," and together with any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Certificate of Designations, the "DEPOSITARY") or with such other custodian as DTC may direct, and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. Subject to the terms hereof and to the requirements of applicable law, the number of shares of Preferred Stock represented by Global Certificates may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Certificate to reflect the amount of any increase or decrease in the number of shares of Preferred Stock outstanding represented thereby shall be made by the Transfer Agent as hereinafter provided. Members of, or participants in, DTC ("PARTICIPANTS") shall have no rights under this Certificate of Designations with respect to any Global Certificates held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Certificate, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Certificate. Except as otherwise provided by applicable law or as provided in Section 15.3 of this Certificate of Designations, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Preferred Stock in definitive form registered in the name of such owner ("DEFINITIVE CERTIFICATES").

SECTION 15.2  EXECUTION AND AUTHENTICATION.

     Two Officers shall sign the certificates representing the Preferred Stock for the Company by manual or facsimile signature.

     If an Officer whose signature is on a certificate representing Preferred Stock no longer holds that office at the time the Transfer Agent authenticates such certificate, the shares of Preferred Stock evidenced thereby shall nevertheless be valid.

     A certificate representing Preferred Stock shall not be valid until authenticated by the manual signature of the Transfer Agent. The signature shall be conclusive evidence that the certificate representing Preferred Stock has been authenticated under this Certificate of Designations.

     The Transfer Agent shall, upon a written order of the Company signed by two Officers (an "AUTHENTICATION ORDER"), authenticate a certificate representing Preferred Stock for original issue and, from time to time, upon notice from the Company, increase the number of shares evidenced by such certificate for the payment of dividends in accordance with Section 3 hereof.
 The Transfer Agent also shall, upon receipt of an Authentication Order, authenticate certificates representing shares of New Preferred Stock for issue only in a registered exchange offer pursuant to the Preferred Stock Registration Rights Agreement or as payment of dividends in accordance with the terms described herein. Notwithstanding the foregoing, in no event shall the number of additional shares, plus the total number of shares of Preferred Stock then outstanding, exceed the total number of shares of Preferred Stock then authorized by the Certificate of Incorporation.

     The Transfer Agent may appoint an authenticating agent acceptable to the Company to authenticate Preferred Stock. An authenticating agent may authenticate Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

SECTION 15.3  TRANSFER AND EXCHANGE

     (a) TRANSFER AND EXCHANGE OF GLOBAL CERTIFICATES. A Global Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Certificates will be exchanged by the Company for Definitive Certificates if (i) the Company delivers to the Transfer Agent notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Certificates (in whole but not in part) should be exchanged for Definitive Certificates and delivers a written notice to such effect to the Transfer Agent. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Certificates shall be issued in such names as the Depositary shall instruct the Transfer Agent. Global Certificates also may be exchanged or replaced, in whole or in part, as provided in Sections 15.4 and 15.7 hereof. Every certificate evidencing Preferred Stock authenticated and delivered in exchange for, or in lieu of, a Global Certificate or any portion thereof, pursuant to this Section 15.3 or Section 15.4 or 15.7 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Certificate. A Global Certificate may not be exchanged for another Global Certificate other than as provided in this Section 15.3(a), however, beneficial interests in a Global Certificate may be transferred and exchanged as provided in Section 15.3(b), (c) or (f) hereof.

     (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL CERTIFICATES. (i) The transfer and exchange of beneficial interests in the Global Certificates shall be effected through the Depositary, in accordance with the provisions of this Certificate of Designations and the Applicable Procedures. Beneficial interests in the Restricted Global Certificates shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in any Restricted Global Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Certificate in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate. No written orders or instructions shall be required to be delivered to the Transfer Agent to effect the transfers described in this Section 15.3(b).

     (ii) A beneficial interest in any Restricted Global Certificate may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Preferred Stock or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Preferred Stock only if the transferor of such beneficial interest delivers to the Transfer Agent either (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the other Global Certificate in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, and:

            (A) such exchange or transfer is effected pursuant to the Preferred Stock Exchange Offer in accordance with the Preferred Stock Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Preferred Stock or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Preferred Stock Registration Rights Agreement;

            (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Preferred Stock Exchange Offer Registration Statement in accordance with the Preferred Stock Registration Rights Agreement; or

            (D)     the Transfer Agent receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Certificate, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Certificate proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Transfer Agent so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Certificate has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order, the Transfer Agent shall authenticate one or more Unrestricted Global Certificates Certificate representing the number of shares of Preferred Stock equal to the number of shares of Preferred Stock represented by the beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Certificate cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Certificate.

     (c) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL CERTIFICATES FOR DEFINITIVE CERTIFICATES.

            (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL CERTIFICATES TO RESTRICTED DEFINITIVE CERTIFICATES. If any holder of a beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a Restricted Definitive Certificate representing the same number of shares of Preferred Stock or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Certificate representing the same number of shares of Preferred Stock, then, upon receipt by the Transfer Agent of the following documentation:

                    (A) if the holder of such beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a Restricted Definitive Certificate, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                    (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Transfer Agent shall cause the number of shares of Preferred Stock represented by the applicable

     Global Certificate to be reduced accordingly, and the Company shall execute and the Transfer Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Certificate representing such number of shares. Any Definitive Certificate issued in exchange for a beneficial interest in a Restricted Global Certificate shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Transfer Agent through instructions from the Depositary and the Participant or Indirect Participant. The Transfer Agent shall deliver such Definitive Certificates to the Persons in whose names such Preferred Stock are so registered. Any Definitive Certificate issued in exchange for a beneficial interest in a Restricted Global Certificate pursuant to this
     Section 15(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL CERTIFICATES TO UNRESTRICTED DEFINITIVE CERTIFICATES. A holder of a beneficial interest in a Restricted Global Certificate may exchange such beneficial interest for an Unrestricted Definitive Certificate representing the same number of shares of Preferred Stock or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Certificate representing the same number of shares of Preferred Stock only if:

                   (A) such exchange or transfer is effected pursuant to the Preferred Stock Exchange Offer in accordance with the Preferred Stock Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Preferred Stock or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                   (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Preferred Stock Registration Rights Agreement;

                   (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Preferred Stock Exchange Offer Registration Statement in accordance with the Preferred Stock Registration Rights Agreement; or

                   (D)     the Transfer Agent receives the following:

                           (1) if the holder of such beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a Definitive Certificate that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                           (2) if the holder of such beneficial interest in a Restricted Global Certificate proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Certificate that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Transfer Agent so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the

     Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii)  BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL CERTIFICATES
     TO UNRESTRICTED DEFINITIVE CERTIFICATES. If any holder of a beneficial interest in an Unrestricted Global Certificate proposes to exchange such beneficial interest for a Definitive Certificate representing the same number of shares of Preferred Stock or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Certificate representing the same number of shares of Preferred Stock, then, upon the delivery by the transferor of such beneficial interest to the Transfer Agent of either (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit or cause to be debited a beneficial interest in the Global Certificate in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be debited, the Transfer Agent shall cause the number of shares of Preferred Stock represented by the applicable Global Certificate to be reduced accordingly pursuant to Section 15.3(h) hereof, and the Company shall execute and the Transfer Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Certificate representing such number of shares. Any Definitive Certificate issued in exchange for a beneficial interest pursuant to this Section 15.3(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Transfer Agent through instructions from the Depositary and the Participant or Indirect Participant. The Transfer Agent shall deliver such Definitive Certificates to the Persons in whose names such Preferred Stock are so registered. Any Definitive Certificate issued in exchange for a beneficial interest pursuant to this Section 15.3(c)(iii) shall not bear the Private Placement Legend.

     (d) TRANSFER AND EXCHANGE OF DEFINITIVE CERTIFICATES FOR BENEFICIAL INTERESTS.

          (i) RESTRICTED DEFINITIVE CERTIFICATES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL CERTIFICATES. If any Holder of a Restricted Definitive Certificate proposes to exchange such Preferred Stock for a beneficial interest in a Restricted Global Certificate representing the same number of shares of Preferred Stock or to transfer such Restricted Definitive Certificates to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Certificate representing the same number of shares of Preferred Stock, then, upon receipt by the Transfer Agent of the following documentation:

                 (A) if the Holder of such Restricted Definitive Certificate proposes to exchange such Preferred Stock for a beneficial interest in a Restricted Global Certificate, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                 (B) if such Restricted Definitive Certificate is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                 (C) if such Restricted Definitive Certificate is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule

            144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                 (D) if such Restricted Definitive Certificate is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                 (E) if such Restricted Definitive Certificate is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Transfer Agent shall cancel the Restricted Definitive Certificate, increase or cause to be increased number of shares of Preferred Stock represented by the Global Certificate. At no time shall holders of Definitive Certificates be able to transfer or exchange their Preferred Stock for a beneficial interest in a Global Certificate in reliance on Regulation S under the Securities Act.

          (ii) RESTRICTED DEFINITIVE CERTIFICATES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL CERTIFICATES. A Holder of a Restricted Definitive Certificate may exchange such Preferred Stock for a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Preferred Stock or transfer such Restricted Definitive Certificate to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Preferred Stock only if:

                 (A) such exchange or transfer is effected pursuant to the Preferred Stock Exchange Offer in accordance with the Preferred Stock Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Preferred Stock or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Preferred Stock Registration Rights Agreement;

                 (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Preferred Stock Exchange Offer Registration Statement in accordance with the Preferred Stock Registration Rights Agreement; or

                 (D)     the Transfer Agent receives the following:

                         (1) if the Holder of such Definitive Certificates proposes to exchange such Preferred Stock for a beneficial interest in the Unrestricted Global Certificate, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                         (2) if the Holder of such Definitive Certificates proposes to transfer such Preferred Stock to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Certificate, a certificate from such

                   Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Transfer Agent so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 15.3(d)(ii), the Transfer Agent shall cancel the Definitive Certificates and increase or cause to be increased the number of shares of Preferred Stock represented by the Unrestricted Global Certificate.

            (iii) UNRESTRICTED DEFINITIVE CERTIFICATES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL CERTIFICATES. A Holder of an Unrestricted Definitive Certificate may exchange such Preferred Stock for a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Preferred Stock or transfer such Definitive Certificates to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Preferred Stock at any time. Upon receipt of a request for such an exchange or transfer, the Transfer Agent shall cancel the applicable Unrestricted Definitive Certificate and increase or cause to be increased the number of shares of Preferred Stock represented by one of the Unrestricted Global Certificates.

     If any such exchange or transfer from a Definitive Certificate to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Certificate has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 15.2 hereof, the Transfer Agent shall authenticate one or more Unrestricted Global Certificate representing the number of shares of Preferred Stock equal to the number of shares of Preferred Stock represented by the Definitive Certificates so transferred.

     (e) TRANSFER AND EXCHANGE OF DEFINITIVE CERTIFICATES FOR DEFINITIVE CERTIFICATES. Upon request by a Holder of Definitive Certificates and such Holder's compliance with the provisions of this Section 15.3(e), the Transfer Agent shall register the transfer or exchange of Definitive Certificates. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Transfer Agent the Definitive Certificates duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Transfer Agent duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 15.3(e).

            (i) RESTRICTED DEFINITIVE CERTIFICATES TO RESTRICTED DEFINITIVE CERTIFICATES. Any Restricted Definitive Certificate may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Certificate if the Transfer Agent receives the following:

                    (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                    (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii) RESTRICTED DEFINITIVE CERTIFICATES TO UNRESTRICTED DEFINITIVE CERTIFICATES. Any Restricted Definitive Certificate may be exchanged by the Holder thereof for an Unrestricted Definitive Certificate or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Certificate if:

                    (A) such exchange or transfer is effected pursuant to the Preferred Stock Exchange Offer in accordance with the Preferred Stock Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
            (1) a broker-dealer, (2) a Person participating in the distribution of the New Preferred Stock or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Preferred Stock Registration Rights Agreement;

                    (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Preferred Stock Exchange Offer Registration Statement in accordance with the Preferred Stock Registration Rights Agreement; or

                    (D)    the Transfer Agent receives the following:

                           (1) if the Holder of such Restricted Definitive Certificates proposes to exchange such Preferred Stock for an Unrestricted Definitive Certificate, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                           (2) if the Holder of such Restricted Definitive Certificates proposes to transfer such Preferred Stock to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Certificate, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Transfer Agent so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) UNRESTRICTED DEFINITIVE CERTIFICATES TO UNRESTRICTED DEFINITIVE CERTIFICATES. A Holder of Unrestricted Definitive Certificates may transfer such Preferred Stock to a Person who takes delivery thereof in the form of an Unrestricted Definitive Certificate. Upon receipt of a request to register such a transfer, the Transfer Agent shall register the Unrestricted Definitive Certificates pursuant to the instructions from the Holder thereof.

     (f) PREFERRED STOCK EXCHANGE OFFER. Upon the occurrence of the Preferred Stock Exchange Offer in accordance with the Preferred Stock Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 15.1, the Transfer Agent shall authenticate (i) one or more Unrestricted Global Certificates representing the number of shares of Preferred Stock equal to the number of shares of Preferred Stock represented by the beneficial interests in the Restricted Global Certificates tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the New Preferred Stock and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Preferred Stock Exchange Offer and (ii) Definitive Certificates representing the number of shares of Preferred Stock equal to the number of shares of Preferred Stock represented by the Restricted Definitive Certificates accepted for exchange in the Preferred Stock Exchange Offer. Concurrently with the issuance of such Preferred Stock, the Transfer Agent shall cause the number of shares of Preferred Stock represented by the applicable Restricted Global Certificates to be reduced accordingly, and the Company shall execute and the Transfer Agent shall authenticate and deliver to the Persons designated by the Holders of Definitive Certificates so accepted Definitive Certificates representing the appropriate number of shares.

     (g) LEGENDS. The following legends shall appear on the face of all Global Certificates and Definitive Certificates issued under this Certificate of Designations unless specifically stated otherwise in the applicable provisions of this Certificate of Designations.

            (i)     PRIVATE PLACEMENT LEGEND

                    (A) Except as permitted by subparagraph (B) below, each Global Certificate and each Definitive Certificate (and all Preferred Stock issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form.

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE CERTIFICATE OF DESIGNATIONS PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF PACKAGING CORPORATION OF AMERICA THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE

     TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO PACKAGING CORPORATION OF AMERICA OR
     (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                    (B) Notwithstanding the foregoing, any Global Certificate or Definitive Certificate issued pursuant to subparagraphs (b)(ii), (c)(ii), (c)(iii), (d)(ii), (d)(iii),
            (e)(ii), (e)(iii) or (f) to this Section 15.3 (and all Preferred Stock issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) GLOBAL CERTIFICATE LEGEND. Each Global Certificate shall bear a legend in substantially the following form:

            "THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS CERTIFICATE OF DESIGNATIONS GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRANSFER AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 15.3 OF THE CERTIFICATE OF DESIGNATIONS, (II) THIS GLOBAL CERTIFICATE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 15.3(a) OF THE CERTIFICATE OF DESIGNATIONS, (III) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO SECTION
     15.8 OF THE CERTIFICATE OF DESIGNATIONS AND (IV) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL CERTIFICATES. At such time as all beneficial interests in a particular Global Certificate have been exchanged for Definitive Certificates or a particular Global Certificate has been redeemed, repurchased or canceled in whole and not in part, each such Global Certificate shall be returned to or retained and canceled by the Transfer Agent in accordance with Section 15.8 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Certificate is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Certificate or for Definitive Certificates, the number of shares of Preferred Stock represented by such Global Certificate shall be reduced accordingly and an endorsement shall be made on such Global Certificate by the Transfer Agent or by the Depositary at the direction of the Transfer Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Certificate, such other Global Certificate shall be increased accordingly and an endorsement shall be made on such Global Certificate by the Transfer Agent or by the Depositary at the direction of the Transfer Agent to reflect such increase.

            (i)     GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Global Certificates and Definitive Certificates upon the Company's order or at the Transfer Agent's request.

            (ii) No service charge shall be made to a holder of a beneficial interest in a Global Certificate or to a Holder of a Definitive Certificate for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 6.2, 6.3, 8.1, 8.2 and 15.7 hereof).

            (iii) The Transfer Agent shall not be required to register the transfer of or exchange any Preferred Stock selected for redemption in whole or in part, except the unredeemed portion of any certificate evidencing Preferred Stock being redeemed in part.

            (iv) All Global Certificates and Definitive Certificates issued upon any registration of transfer or exchange of Global Certificates or Definitive Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations, as the Global Certificates or Definitive Certificates surrendered upon such registration of transfer or exchange.

            (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Preferred Stock during a period beginning at the opening of business 15 days before the day of any selection of Preferred Stock for redemption under Section 6.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Preferred Stock so selected for redemption in whole or in part, except the unredeemed portion of any certificate evidencing Preferred Stock being redeemed in part or (c) to register the transfer of or to exchange Preferred Stock between a record date and the next succeeding Dividend Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Preferred Stock, the Transfer Agent, any Agent and the Company may deem and treat the Person in whose name any Preferred Stock is registered as the absolute owner of such Preferred Stock, and none of the Transfer Agent, any Agent or the Company shall be affected by notice to the contrary.

            (vii) The Transfer Agent shall authenticate Global Certificates and Definitive Certificates in accordance with the provisions of Section
     15.2 hereof.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Transfer Agent pursuant to this Section
     15.3 to effect a registration of transfer or exchange may be submitted by facsimile.

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

SECTION 15.4  REPLACEMENT PREFERRED STOCK

     If any mutilated Preferred Stock certificate is surrendered to the Transfer Agent or the Company and the Transfer Agent receives evidence to its satisfaction of the destruction, loss or theft of any Preferred Stock certificate, the Company shall issue and the Transfer Agent, upon receipt of an Authentication Order, shall authenticate a replacement certificate evidencing Preferred Stock if the Transfer Agent's requirements are met. If required by the Transfer Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Transfer Agent and the Company to protect the Company, the Transfer Agent, any Agent and any authenticating agent from any loss that any of them may suffer if a Preferred Stock certificate is replaced. The Company may charge for its expenses in replacing a Preferred Stock certificate.

     Every replacement certificate evidencing Preferred Stock is an additional obligation of the Company and shall be entitled to all of the benefits of this Certificate of Designations equally and proportionately with all other Preferred Stock duly issued hereunder.

SECTION 15.5  OUTSTANDING PREFERRED STOCK

     The Preferred Stock outstanding at any time is all the Preferred Stock authenticated by the Transfer Agent except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Certificate effected by the Transfer Agent in accordance with the provisions hereof, and those described in this Section as not outstanding.

     If a certificate evidencing Preferred Stock is replaced pursuant to
Section 15.4 hereof, it ceases to be outstanding unless the Transfer Agent receives proof satisfactory to it that the replaced Preferred Stock is held by a bona fide purchaser.

     If the Liquidation Preference of any Preferred Stock is considered paid under Section 13 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Preferred Stock payable on that date, then on and after that date such Preferred Stock shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 15.6  TEMPORARY PREFERRED STOCK

     Until certificates representing Preferred Stock are ready for delivery, the Company may prepare and the Transfer Agent, upon receipt of an Authentication Order, shall authenticate temporary Preferred Stock. Temporary Preferred Stock shall be substantially in the form of certificated Preferred Stock but may have variations that the Company considers appropriate for temporary Preferred Stock and as shall be reasonably acceptable to the Transfer Agent. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall authenticate Definitive Certificates in exchange for temporary Preferred Stock.

     Holders of temporary Preferred Stock shall be entitled to all of the benefits of this Certificate of Designations.

SECTION 15.7  CANCELLATION

     The Company at any time may deliver Preferred Stock to the Transfer Agent for cancellation. The Transfer Agent and Paying Agent shall forward to the Transfer Agent any Preferred Stock surrendered to them for registration of transfer, exchange or payment. The Transfer Agent and no one else shall cancel all Preferred Stock surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Preferred Stock (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Preferred Stock shall be delivered to the Company. The Company may not issue new Preferred Stock to replace Preferred Stock that it has paid or that have been delivered to the Transfer Agent for cancellation.

SECTION 16  HEADINGS OF SUBDIVISIONS

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

SECTION 17  SEVERABILITY OF PROVISIONS

     If any powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.





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

     IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed this 9th day of April, 1999.

                                   PACKAGING CORPORATION OF AMERICA


                                   By:  /s/ Samuel M. Mencoff
                                       ---------------------------------
                                        Name: Samuel M. Mencoff
                                        Title: Vice President







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